UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Stock Purchase Agreement

On October 17, 2017, Magellan Gold Corporation (the “Company”) signed an Amendment to Stock Purchase Agreement (the “Amendment”) by and among the Company, Magellan Acquisition Corporation (“Purchaser”) Vane Minerals (UK) Limited (“Minerals”), Rose Petroleum, plc (Minerals parent corporation) (“Rose”) and Minerals’ wholly-owned subsidiaries Minerales Vane S.A. de C.V. (“Vane”) and Minerales Vane 2 S.A. de C.V. (“Vane 2”). Rose and Minerals are together the “Seller”.   The Amendment is filed herewith as Exhibit 10.1.

Under the terms of the Amendment the Purchaser shall purchase 26,573,998 Shares of Vane 2 from the Seller and the Company shall purchase from Seller one Share of Vane 2, together comprising all of the Shares of Vane 2 owned by Seller.  The Closing Date has changed from November 30, 2017 to December 31, 2017 and as soon as practicable following the Closing Date, Purchaser shall consummate the acquisition of Minerales VANE Operaciones from Seller for a purchase price of $2,500.  Section 9.2(s) of the original Stock Purchase Agreement was deleted in its entirety.

Details of the original Stock Purchase Agreement were reported in the Company’s Current Report on Form 8-K dated September 9, 2017 and filed with the Securities and Exchange Commission on September 12, 2017.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: October 18, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President